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                                                                 Exhibit 5.1

                             McDermott, Will & Emery
                             227 West Monroe Street
                             Chicago, Illinois 60606

                                                                June 12, 2002

ProQuest Company
300 North Zeeb Road
Ann Arbor, Michigan  48103

                  Re:  Registration Statement on Form S-3
                       File No. 333-86434
                       ------------------

Ladies and Gentlemen:

          You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which (i) ProQuest Company (the "Company") intends to issue and sell in a public offering 3,000,000 common shares, par value $.001 per share, of the Company (the "Common Shares"), plus up to an additional 701,898 Common Shares which may be issued and sold pursuant to an option granted to the underwriters by the Company to cover over-allotments (collectively, plus any additional Common Shares which may be registered and sold by the Company pursuant to Rule 462(b) of the Securities Act of 1933, the "Primary Shares") and (ii) certain shareholders of the Company may issue and sell 2,100,000 Common Shares, plus up to an additional 63,102 Common Shares pursuant to an option granted to the underwriters to cover over-allotments (together, with any additional Common Shares which may be registered and sold by such shareholder pursuant to Rule 462(b) of the Securities Act of 1933, the "Secondary Shares").

          In arriving at our opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

          Based upon and subject to the foregoing, we are of the opinion that
(i) the Primary Shares will have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully


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paid and non-assessable, and (ii) the Secondary Shares will have been duly authorized and will have been validly issued and fully paid and will be non-assessable.

          We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                             Very truly yours,


                             /s/ McDermott, Will & Emery